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                                                                    EXHIBIT 4.2



                                 AMENDMENT NO. 1

                            TO SHAREHOLDERS AGREEMENT

        This AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT, dated as of November 13, 2001 (this "Amendment"), is entered into by and among MOBILE STORAGE GROUP, INC., a California corporation (the "Company"), WINDWARD CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("Windward"), in its capacity as the Windward Agent, and those Majority Roll-Over Shareholders representing a majority of the shares held by all of the Majority Roll-Over Shareholders (collectively, the "Additional Shareholders").

                                   WITNESSETH:

        WHEREAS, the Company and certain of its shareholders have entered into that certain Shareholders Agreement, dated as of April 4, 2000 (as amended, supplemented, restated or otherwise modified through the date hereof, the "Shareholders Agreement"); and

        WHEREAS, the Company is issuing certain shares of its common stock to Windward/MSG Co-Invest, LLC, a Delaware limited liability company ("WCI"), and Windward/MSG Co-Invest II, LLC, a Delaware limited liability company ("WCI II"), in accordance with the terms and conditions set forth in the Stock and Unit Purchase Agreement by and among the Company, WCI, WCI II and the other purchasers named therein and in connection with the Company's issuance of additional 12% Subordinated Notes Due 2010 of the Company to The Northwestern Mutual Life Insurance Company, Capital d'Amerique CDPQ, Inc., John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Investors Partner Life Insurance Company, Signature 5 L.P., and New York Life Insurance Company; and

        WHEREAS, in connection with the aforementioned transactions, the Company, Windward, in its capacity as the Windward Agent, and the Additional Shareholders are willing, on the terms and subject to the conditions set forth below, to amend certain provisions of the Shareholders Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein, the parties hereto agree as follows:

        1. Defined Terms. Undefined capitalized terms used in this Amendment have the meanings ascribed to them in the Shareholders Agreement.

        2. Amendment to Preamble. The final sentence of the preamble to the Shareholders Agreement is hereby deleted in its entirety and replaced with the following:

        "Windward, WCL, WCI and Windward/MSG Co-Invest II, LLC, a Delaware limited liability company ("WCI II"), together with their respective Permitted Transferees, shall be referred to collectively in this Agreement as the 'Windward Group.'"


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        3. Amendment to Recitals. The second recital to the Shareholders
Agreement is hereby deleted in its entirety and replaced with the following:

        "WHEREAS, pursuant to the terms and conditions of the Merger Agreement, at the Subsequent Closing, the Company will enter into the Subordinated Debt Facility Agreement pursuant to which the Company will issue to WCI, and WCI will acquire from the Company, certain additional shares of Company Common Stock;"

        4. Amendment to Definition of Affiliate. The definition of "Affiliate" contained in Section 1(a) of the Shareholders Agreement is hereby amended by deleting the "." at the end of the final line thereof and by adding the following in replacement therefor: "or (z) in the case of any institutional Shareholder, any investment fund managed by such person or such person's Affiliates."

        5. New Definition of WCI Operating Agreement. The following new definition of "WCI Operating Agreement" is added as Section 1(ss) of the Shareholders Agreement:

        "The term 'WCI Operating Agreement' shall mean the Second Amended and Restated Operating Agreement of Windward/MSG Co-Invest, LLC, as amended, restated, supplemented, modified or otherwise modified from time to time."

        6. New Definition of WCI II Operating Agreement. The following new definition of "WCI II Operating Agreement" is added as Section 1(tt) of the Shareholders Agreement:

        "The term 'WCI II Operating Agreement' shall mean the Amended and Restated Operating Agreement of Windward/MSG Co-Invest II, LLC, as amended, restated, supplemented, modified or otherwise modified from time to time."

        7. New Definition of Mezzanine Shares. The following new definition of "Mezzanine Shares" is added as Section 1(uu) of the Shareholders Agreement:

        "The term 'Mezzanine Shares' shall mean the shares of Company Common Stock acquired by WCI and WCI II pursuant to the Subordinated Note Agreement and the Stock and Unit Purchase Agreement, dated as of November 13, 2001, among the Company, WCI, WCI II, and the purchasers named therein."

        8. Amendments to Section 1.1(x). Section 1.1(x) of the Shareholders Agreement is hereby amended as follows:

                (a) The reference to "and (E) any Person to whom either Windward Capital, WCL or WCI sells" in clause (i) of Section 1.1(x) of the Shareholders Agreement is hereby deleted and replaced with a reference to "(E) any Person that is a member of WCI or WCI II, and (F) any Person to whom any of Windward Capital, WCL, WCI or WCI II sells".

                (b) The parenthetical phrase in clause (ii) of Section 1.1(x) of the Shareholders Agreement that begins "which consent shall not be withheld unless," is hereby deleted and replaced with the following:

                "which consent (I) shall not be withheld unless, in the opinion of the Company, such transfer together with all other transfers of Company Stock made after the Initial Closing could result in or create a significant risk (as defined below) that the Company may become subject to, or after any Registration will continue to be subject to, the informational requirements of the Exchange Act, and (II) shall not be required in connection with any in-kind distribution of Company Stock to members under the WCI Operating Agreement or the WCI II Operating Agreement".

        9. Amendment to Section 1.1(mm). Section 1.1(mm) is amended and restated to read in full as follows:

                "(mm) The term "Subordinated Notes" shall mean the 12% Subordinated Notes in the aggregate principal amount of $80 million issued or to be issued by the Company to The Northwestern Mutual Life Insurance Company ("Northwestern"), Capital D'Amerique CDPQ, Inc. ("Capital D'Amerique"), John Hancock Life Insurance Company ("Hancock"), John Hancock Variable Life Insurance Company ("Variable"), Investors Partner Life Insurance Company ("Partner"), Signature 5 L.P. ("Signature") and New York Life Insurance Company ("New York Life") (collectively, the "Note Purchasers") pursuant to the Amended and Restated Subordinated Note Agreement, to be entered into between the Company and such Note Purchasers (the "Subordinated Note Agreement") as the same may be amended from time to time."

        10. Amendment to Section 2.1(a). The phrase "Northwestern and Capital D'Amerique" contained in Section 2.1(a) of the Shareholders Agreement is hereby deleted and replaced with the phrase "Northwestern, Capital D'Amerique, Hancock, Variable, Partner, Signature and New York Life".

        11. Amendment to Section 9.7. The phrase "to indemnify and hold harmless" contained in the first sentence Section 9.7 of the Shareholders Agreement is hereby deleted and replaced with the phrase "to severally (and not jointly) indemnify and hold harmless".

        12. Amendment to Section 13.1(d). Section 13.1(d) of the Shareholders Agreement is hereby amended by deleting the phrase "approval by the Windward Agent, WCI" contained therein and replacing such phrase with the following:
"approval by the Windward Agent, WCI, WCI II".

        13. Amendment to Section 14.1. Section 14.1 of the Shareholders Agreement is hereby amended by deleting the phrase "any federal or state regulatory authority having jurisdiction over such Shareholders, (D)" in clause
(i) of the proviso thereof and replacing such phrase with the following:

        "the members of WCI and WCI II as are required to be made by WCI or WCI II under the WCI Operating Agreement or the WCI II Operating Agreement, as applicable, (D) any federal or state regulatory authority having jurisdiction over such Shareholders, (E)".

        14. Amendment to Section 14.10(a). The reference to "(and their respective Permitted Transferees)" in clause (i) of Section 14.10(a) of the Shareholders Agreement is hereby deleted and replaced with a reference to "(and their respective Permitted Transferees that have become parties to the Shareholders Agreement)".

        15. Amendment to Exhibit A, Section 1. The reference to "This Note has been issued pursuant to the provisions of Article VII of the Shareholders Agreement dated as of April __, 2000" contained in Section 1 of Exhibit A attached to the Shareholders Agreement is hereby deleted and replaced with the following:

        "This Note has been issued pursuant to the provisions of Article VII of the Shareholders Agreement dated as of April 4, 2000, as amended by the Amendment No. 1 to Shareholders Agreement dated as of November __, 2001".

        16. Amendments to Exhibit A, Section 9(h). Section 9(h) of Exhibit A attached to the Shareholders Agreement is hereby amended by: (a) inserting a reference to "(i)" between the words "mean" and "all" in the first line of such
Section 9(h) and deleting the reference to "(i)" in the third line thereof; (b) adding at the end of clauses (i) and (ii) of such Section 9(h) a reference to "and the Subordinated Notes" and (c) deleting the phrase "Guarantor Senior Debt (as defined in the Subordinated Note Agreement)", in its entirety.

                            [signature pages follow]

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                 MOBILE STORAGE GROUP, INC.


                                 By: /s/ RONALD F. VALENTA
                                    -------------------------------------------
                                    Name: Ronald F. Valenta
                                    Title: President

                                 WINDWARD CAPITAL PARTNERS II, L.P.,
                                 a Delaware limited partnership,
                                 as the Windward Agent

                                 By: WINDWARD CAPITAL GP II, LLC,
                                     a Delaware limited liability company,
                                     its General Partner

                                     By: /s/ MARK C. MONACO
                                        ---------------------------------------
                                        Name: Mark C. Monaco
                                        Title: Managing Director

                                 MAJORITY ROLL-OVER SHAREHOLDERS:


                                 ROBERTSON LIVING TRUST dated 3/7/00


                                 By: /s/ JAMES S. ROBERTSON
                                    -------------------------------------------
                                    Name: James S. Robertson
                                    Title:



                                 WILDWOOD INTERNATIONAL, INC.


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:



                                 ZERO-SUM INVESTMENTS S.A.


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title: